EXHIBIT 2.1




                               AGREEMENT OF MERGER

                                      AMONG

                                   LION, INC.,

                                 LION ACQ. LLC,

                      TUTTLE RISK MANAGEMENT SERVICES INC.,

                                 ANTHONY BERRIS,

                                SERN CLEMENTSON,

                                       AND

                 ANTHONY BERRIS, AS STOCKHOLDERS' REPRESENTATIVE

                          DATED AS OF OCTOBER 12, 2004

                                    CONTENTS

ARTICLE 1 - DEFINITIONS........................................................1

ARTICLE 2 - THE MERGER.........................................................7

   2.1        THE MERGER.......................................................7
   2.2        The Closing......................................................7
   2.3        EFFECTIVE DATE AND TIME..........................................7
   2.4        Governance of the Surviving LLC..................................8
   2.5        MERGER CONSIDERATION.............................................8
      2.5.1   Conversion.......................................................8
      2.5.2   EXCHANGE OF CERTIFICATES; ISSUANCE OF MERGER SHARES AND NOTES....8
      2.5.3   No Fractional Shares.............................................9
   2.6        CLOSING WORKING CAPITAL..........................................9
   2.7        Adjustment to Merger Consideration..............................10

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE  COMPANY AND THE
            PRINCIPAL STOCKHOLDERS............................................11

   3.1        Organization....................................................11
   3.2        AUTHORIZATION; ENFORCEABILITY...................................11
   3.3        Capitalization..................................................12
   3.4        SUBSIDIARIES AND AFFILIATES.....................................12
   3.5        No Approvals; No Conflicts......................................12
   3.6        FINANCIAL STATEMENTS............................................13
   3.7        Absence of Certain Changes or Events............................13
   3.8        TAXES...........................................................14
   3.9        Property........................................................15
   3.10       CONTRACTS.......................................................16
      3.10.1  Material Contracts..............................................16
      3.10.2  REQUIRED CONSENTS...............................................17
   3.11       Claims and Legal Proceedings....................................18
   3.12       LABOR AND EMPLOYMENT MATTERS....................................18
   3.13       Employee Benefit Plans..........................................18
   3.14       INTELLECTUAL PROPERTY...........................................20
   3.15       Corporate Books and Records.....................................22
   3.16       LICENSES PERMITS, AUTHORIZATIONS, ETC...........................22
   3.17       Compliance With Laws............................................23
   3.18       INSURANCE.......................................................23
   3.19       Brokers or Finders..............................................23
   3.20       ABSENCE OF QUESTIONABLE PAYMENTS................................23
   3.21       Bank Accounts...................................................24
   3.22       CUSTOMERS.......................................................24
   3.23       Accounts Receivable.............................................24
   3.24       CREDITORS' LIST.................................................24
   3.25       Insider Interests...............................................24

   3.26       COMPLIANCE WITH ENVIRONMENTAL LAWS..............................25
   3.27       Full Disclosure.................................................25

ARTICLE 3A - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
             PRINCIPAL STOCKHOLDERS...........................................25

   3A.1  Sophistication; Accreditation........................................25
   3A.2  OWNERSHIP............................................................25
   3A.3  Information..........................................................26
   3A.4  NO REGISTRATION......................................................26
   3A.5  Brokers or Agents....................................................26
   3A.6  INVESTMENT FOR OWN ACCOUNT...........................................26
   3A.7  Residency............................................................26
   3A.8  LEGENDS  27

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF LION AND MERGER LLC.............27

   4.1        ORGANIZATION....................................................27
   4.2        Enforceability..................................................27
   4.3        SECURITIES......................................................28
   4.4        No Approvals or Notices Required; No Conflicts With
              Instruments.....................................................28
   4.5        SEC DOCUMENTS...................................................28
   4.6        Full Disclosure.................................................28

ARTICLE 5 - CONDITIONS PRECEDENT TO  OBLIGATIONS OF LION AND MERGER LLC.......29

   5.1        Accuracy of Representations and Warranties......................29
   5.2        PERFORMANCE OF AGREEMENTS.......................................29
   5.3        Opinion of Counsel for TRMS.....................................29
   5.4        AUDIT...........................................................29
   5.5        Material Adverse Change.........................................29
   5.6        APPROVALS AND CONSENTS..........................................29
   5.7        Proceedings and Documents; Officer's Certificate................30
   5.8        COMPLIANCE WITH LAWS............................................30
   5.9        Legal Proceedings...............................................30
   5.10       EMPLOYMENT AGREEMENTS...........................................30
   5.11       Investor Acknowledgment.........................................30
   5.12       CONSENTS TO MERGER..............................................30
   5.13       Merger Consideration............................................31
   5.14       COMPANY'S 401(K) PLAN AND BONUS PLANS...........................31
   5.15       REITCO..........................................................31
   5.16       COMPANY WORKING CAPITAL.........................................31

ARTICLE 6 - CONDITIONS PRECEDENT TO OBLIGATIONS OF TRMS AND THE
            PRINCIPAL STOCKHOLDERS............................................31

   6.1        ACCURACY OF REPRESENTATIONS AND WARRANTIES......................31
   6.2        Performance of Agreements.......................................31

   6.3        OPINION OF COUNSEL FOR LION AND MERGER LLC......................32
   6.4        Officer's Certificate...........................................32
   6.5        EMPLOYMENT AGREEMENTS...........................................32
   6.6        Put Agreement...................................................32
   6.7        LEGAL PROCEEDINGS...............................................32
   6.8        Material Adverse Change.........................................32
   6.9        APPROVALS AND CONSENTS..........................................32
   6.10       REITCO..........................................................33
   6.11       COMPLIANCE WITH LAWS............................................33

ARTICLE 7 - COVENANTS.........................................................33

   7.1        CONDUCT OF BUSINESS BY TRMS PENDING THE MERGER..................33
   7.2        Access to Information; Confidentiality..........................34
   7.3        NO ALTERNATIVE TRANSACTIONS.....................................35
   7.4        Notification of Certain Matters.................................35
   7.5        FURTHER ACTION; REGULATORY MATTERS..............................35
   7.6        Publicity.......................................................37
   7.7        EXECUTION OF ALL OPERATIVE DOCUMENTS............................37
   7.8        Limitation On Sales of Company Common Stock.....................37
   7.9        REIT ADVISORY BUSINESS..........................................37
   7.10       Tax Covenant....................................................37

ARTICLE 8 - TERMINATION, AMENDMENT AND  WAIVER................................37

   8.1        Termination.....................................................37
   8.2        EFFECT OF TERMINATION...........................................38
   8.3        Amendment; Waiver...............................................38

ARTICLE 9 - SURVIVAL AND INDEMNIFICATION......................................38

   9.1        Survival........................................................38
   9.2        INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS...................39
   9.3        Indemnification by Lion.........................................39
   9.4        PROCEDURE FOR INDEMNIFICATION...................................39
   9.5        Right of Offset.................................................41
   9.6        THRESHOLDS AND LIMITATIONS......................................41

ARTICLE 10 - OTHER AGREEMENTS.................................................42

   10.1       TAX MATTERS.....................................................42
   10.2       Stockholders' Representative....................................42
   10.3       POST-CLOSING OPERATIONS.........................................43

ARTICLE 11 - GENERAL..........................................................43

   11.1       EXPENSES........................................................43
   11.2       Notices.........................................................43
   11.3       SEVERABILITY....................................................45
   11.4       Assignment......................................................45
   11.5       PARTIES IN INTEREST.............................................45

   11.6       Governing Law; Venue............................................45
   11.7       OTHER REMEDIES; SPECIFIC PERFORMANCE............................45
   11.8       Interpretation; Schedules.......................................46
   11.9       KNOWLEDGE.......................................................46
   11.10      Entire Agreement................................................46
   11.11      COUNTERPARTS....................................................46


EXHIBITS
--------
    2.3.1    -     Form of Certificate of Merger (Delaware)
    2.3.2    -     Form of Articles of Merger (Washington)
    2.5.1    -     Form of 8% Note due October 2007
    2.5.2    -     Letter of Transmittal
    5.3      -     Opinion of Counsel for TRMS and the Principal Stockholders
    5.10.1   -     Berris Employment Agreement
    5.10.2   -     Clementson Employment Agreement
    5.10.3   -     LION Confidentiality and Inventions Agreement
    5.11     -     Investor Questionnaire and Acknowledgement
    6.3      -     Opinion of Counsel for LION and Merger LLC
    6.6      -     Put Agreement
    7.9.1    -     REITCO Stock Purchase Agreement
    7.9.2    -     REITCO Right of First Refusal Agreement

SCHEDULES
---------
    2.4      -     Directors and Officers of Surviving LLC
    3        -     Disclosure Memorandum
    5.10     -     TRMS Employees
    7.9      -     REITCO Ownership

                               AGREEMENT OF MERGER

         Agreement of Merger ("AGREEMENT") dated as of October 12, 2004, by and among LION, Inc., a Washington corporation ("LION"), LION Acq. LLC, a Washington limited liability company wholly-owned by LION ("MERGER LLC"), Tuttle Risk Management Services Inc., a Delaware corporation ( "TRMS"), Anthony Berris ("BERRIS") and Sern Clementson ("CLEMENTSON") (Berris and Clementson being collectively referred to as the "PRINCIPAL STOCKHOLDERS"), and Berris, as Stockholders' Representative.

                                    RECITALS

         A. TRMS, the Principal Stockholders, LION and Merger LLC believe it advisable and in their respective best interests to effect a merger of TRMS and Merger LLC pursuant to this Agreement (the "MERGER").

         B. The board of directors and the stockholders of TRMS (the "STOCKHOLDERS") have adopted and approved this Agreement and the Merger as required by applicable law.

         C. The boards of directors of LION and Merger LLC and the sole member of Merger LLC have adopted and approved this Agreement and the Merger as required by applicable law.

         D. It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                    AGREEMENT

         In consideration of the foregoing and the respective covenants, agreements, representations, and warranties set forth herein, the parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS

         As used herein, the following terms shall have the meanings herein specified:

         "ACCOUNTING REFEREE" means a firm of independent accountants of nationally recognized standing reasonably satisfactory to LION and the Stockholders' Representative (which firm shall not have any material relationship with LION, TRMS or the Principal Stockholders).

         "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Agreement of Merger as described in the Preamble.

         "AVERAGE SHARE PRICE" shall be the lesser of (a) the closing price of LION common stock for the 20 Trading Days ending on the Trading Day immediately prior to the Closing Date and (b) $0.65.

         "BERRIS" is defined in the Preamble hereof.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close.

         "CERTIFICATES OF MERGER" is defined in Section 2.3.

         "CLAIM" means any claim for indemnification under Article 9.

         "CLAIM NOTICE" means a written notice of any claim for indemnification under Article 9.

         "CLEMENTSON" is defined in the Preamble.

         "CLOSING" is defined in Section 2.2.

         "CLOSING DATE" is defined in Section 2.2.

         "CLOSING WORKING CAPITAL" means the excess of current assets of TRMS over current liabilities of TRMS on the Business Day immediately preceding the Closing Date, such current liabilities to include all legal, accounting and other out-of-pocket expenses incurred (and projected to be incurred) in connection with the transactions provided for in this Agreement and the other Operative Documents.

         "CLOSING WORKING CAPITAL STATEMENT" is defined in Section 2.6(b).

         "COBRA" is defined in Section 3.13(f).

         "CODE" is defined in Recital D.

         "DELAWARE LAW" means the Delaware General Corporation Law.

         "DISCLOSURE MEMORANDUM" means the disclosure memorandum attached as
SCHEDULE 3 to this Agreement.

         "DISTRIBUTION NOTES" means the promissory notes that TRMS will issue to the Stockholders prior to the Closing.

         "EFFECTIVE DATE" is defined in Section 2.3.

         "EFFECTIVE TIME" is defined in Section 2.3.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA ss. 3(3)) and any other material employee compensation or benefit plan, program or arrangement of any kind, including without limitation deferred compensation, severance pay, retirement, employment agreements, change in control agreements, insurance, stock purchase, stock option, and other benefit plans, programs or arrangements) that TRMS maintains or to which TRMS contributes, has any obligation to contribute or any material liability.

         "ENCUMBRANCE" means any liens, mortgages, pledges, deeds of trust, security interests, charges, or other encumbrances.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" is defined in Section 3.13.

         "ERISA AFFILIATE PLAN" is defined in Section 3.13.

         "ESTIMATED CLOSING WORKING CAPITAL" is defined in Section 2.6.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINAL WORKING CAPITAL" is defined in Section 2.7.

         "FULLY DILUTED COMMON STOCK NUMBER" means the total number of shares of TRMS Common Stock outstanding immediately prior to the Effective Time.

         "GAAP" means generally accepted accounting principles in the United States.

         "GOVERNMENTAL AUTHORITY" means any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority, including the NASD.

         "INDEMNIFICATION CAP" is defined in Section 9.6(c).

         "INDEMNIFIED PARTIES" means the TRMS Indemnified Parties and the LION Indemnified Parties, as the case may be.

         "INTELLECTUAL PROPERTY" means all trade names, inventions, processes, designs, formulae, trade secrets, know-how, and other proprietary rights.

         "INVESTOR ACKNOWLEDGMENT" means the Investor Questionnaire and Acknowledgment in the form set forth in EXHIBIT 5.12.

         "LETTER OF TRANSMITTAL" means a letter of transmittal substantially in the form set forth in EXHIBIT 2.5.2.

         "LION" is defined in the Preamble.

         "LION COMMON STOCK" means the common stock, $0.001 par value per share, of LION.

         "LION INDEMNIFIED PARTIES" is defined in Section 9.2.

         "LOSS THRESHOLD" is defined in Section 9.6(a).

         "LOSSES" shall mean any and all loss, obligation, deficiency, damage, claim liability, cost and expense including, without limitation, the amount of any settlement entered into pursuant to this Agreement, and all reasonable legal fees and other expenses.

         "MATERIAL CONTRACTS" is defined in Section 3.10.

         "MERGER" is defined in Recital A.

         "MERGER CONSIDERATION" means the aggregate of (i) the Distribution Notes and (ii) the Notes and Merger Shares issued to the Stockholders as a result of the Merger, as described in Section 2.5.1.

         "MERGER LLC" is defined in the Preamble.

         "MERGER SHARES" means the number of shares of LION Common Stock to be issued to the Stockholders in the Merger as part of the Merger Consideration, such that the Share Value is not less than 50% of the Merger Consideration.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NOTE" means the 8% promissory note due October 2007, the form of which is attached as EXHIBIT 2.5.1 hereto, to be issued to the Stockholders in the Merger as part of the Merger Consideration.

         "OPERATIVE DOCUMENTS" means this Agreement and the other agreements and certificates that are required to be completed and executed pursuant to this Agreement, including the Berris Employment Agreement and the Clementson Employment Agreement.

         "OUTSTANDING SHARES" is defined in Section 3.3(b).

         "PERMITS" means all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign.

         "PERMITTED ENCUMBRANCES" means:

              (a) Encumbrances for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which TRMS maintains adequate reserves in accordance with GAAP;

              (b) Licenses or sublicenses granted by TRMS in the ordinary course of business and any interest or title of a licensor or under any such license or sublicense;

              (c) Leases or subleases granted by TRMS in the ordinary course of business, including in connection with TRMS's leased premises or leased property;

              (d) Liens in favor of financial institutions arising in connection with TRMS's deposit accounts or securities accounts held at such institutions;

              (e) Banker's liens, rights of setoff and similar liens incurred on deposits made in the ordinary course of business;

              (f) Materialmen's, mechanic's, repairmen's, employees' or other like liens arising in the ordinary course of business and which are not delinquent;

              (g) Encumbrances to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of TRMS in the ordinary course of business; and

              (h) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a TRMS Material Adverse Effect.

         "PERSON" means any person, corporation, partnership, joint venture, association, organization, other entity or Governmental Authority.

         "PERSONAL PROPERTY" is defined in Section 3.9.

         "PRE-CLOSING DISTRIBUTION" means the distribution to the Stockholders of cash and Distribution Notes prior to the Closing Date which will result in Closing Working Capital of not less than $300,000.

         "PRINCIPAL STOCKHOLDERS" is defined in the Preamble.

         "PRO RATA SHARE" means the quotient derived by dividing the number of shares of Company Common Stock held by a Stockholder by the Fully Diluted Common Stock Number.

         "PURCHASE PRICE" means $3,500,000 less the amount of the Pre-Closing Distribution.

         "REAL PROPERTY" is defined in Section 3.9.

         "REGISTERED INTELLECTUAL PROPERTY" means all registered patents, patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications and domain name registrations used by TRMS in its business.

         "REGULATORY DOCUMENTS" means, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person with any Governmental Authority.

         "REITCO" means the newly-formed corporation to which TRMS shall have transferred and assigned the assets and liabilities of TRMS used in and necessary for its REIT advisory business, as described in Section 7.9.

         "REITCO RIGHT OF FIRST REFUSAL AGREEMENT" is defined in Section 7.9.

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "SEC DOCUMENTS" means true and complete copies of the following reports of LION filed or furnished to the SEC pursuant to the Exchange Act: Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2003; Quarterly Report on Form 10-QSB, as amended, for the quarterly period ending March 31, and Quarterly Report on Form 10-QSB for the quarterly period ending June 30, 2004; definitive proxy statement, filed May 12, 2004, for LION's annual meeting of stockholders; and Current Reports on Form 8-K, as filed on February 2, 23, 26, April 28, June 8, July 30, and August 20, 2004.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARE VALUE" means the product of the Merger Shares multiplied by the Average Share Price; PROVIDED, that the Share Value shall not be less than 50% of the value of the Merger Consideration.

         "STOCKHOLDERS' REPRESENTATIVE" is defined in the Preamble.

         "STOCKHOLDERS" is defined in Recital B.

         "SURVIVAL PERIOD" is defined in Section 9.1.

         "SURVIVING LLC" means Merger LLC, as the surviving entity after the Effective Time.

         "TAX" or "TAXES" means any or all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax.

         "TAX RETURNS" shall mean any return, declaration, report, claim or refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" is defined in Section 9.4.

         "TRADING DAY" means a day on which trades may be made in the over-the-counter market for the LION Common Stock.

         "TRMS" is defined in the Preamble.

         "TRMS BALANCE SHEET" mean the balance sheet of TRMS as of September 30, 2004.

         "TRMS BUSINESS" means the business of providing interest rate and mortgage pipeline risk management services as presently conducted by TRMS.

         "TRMS COMMON STOCK" means the common stock, $0.001 par value per share, of TRMS.

         "TRMS FINANCIAL STATEMENTS" means (a) unaudited balance sheets, statements of income and expense, statements of cash flow and statements of stockholders' equity of TRMS as of and for the nine months ended September 30, 2004 and the fiscal years ended December 31, 2003, 2002 and 2001 and (b) the TRMS Balance Sheet

         "TRMS INDEMNIFIED PARTIES" is defined in Section 9.3.

         "TRMS MATERIAL ADVERSE EFFECT" means a material adverse effect on TRMS's business operations, assets, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or otherwise).

         "WASHINGTON LAW" means the Washington Business Corporation Act, RCW 23B, and the Washington Limited Liability Company Act, RCW 25.15.

                             ARTICLE 2 - THE MERGER

2.1      THE MERGER

         Upon the terms and subject to the conditions hereof, (a) at the Effective Time TRMS shall be merged with and into Merger LLC in accordance with Washington Law and Delaware Law, and (b) as of and from the Effective Time, Merger LLC shall continue as the surviving corporation and the separate corporate existence of TRMS shall cease.

2.2      THE CLOSING

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place on the earliest practicable Business Day (the "CLOSING DATE") after the satisfaction or waiver of the conditions set forth in Articles 5 and 6 at 10 a.m. local time at the offices of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington, or such other date, time or location as LION and TRMS shall agree.

2.3      EFFECTIVE DATE AND TIME

         On the Closing Date and upon the terms and subject to conditions hereof, certificates of merger (the "CERTIFICATES OF MERGER"), substantially in the forms attached hereto as EXHIBITS 2.3.1 and 2.3.2 complying with the applicable provisions of Delaware Law and Washington Law shall be delivered for filing with the Secretary of State of the state of Delaware and the Secretary of State of the state of Washington. The Merger shall become effective on the date (the "EFFECTIVE DATE") and at the time (the "EFFECTIVE TIME") of filing of the Certificates of Merger or at such other time as may be specified in the Certificates of Merger as filed.

2.4      GOVERNANCE OF THE SURVIVING LLC

         At and after the Effective Time, Surviving LLC shall continue to be governed by its certificate of formation and operating agreement as in effect at the Effective Time, as amended to provide for a change in name to Tuttle Risk Management Services LLC. The directors and officers of Surviving LLC shall be at and after the Effective Time as set forth SCHEDULE 2.4.

2.5      MERGER CONSIDERATION

         2.5.1   CONVERSION

         As of the Effective Time, by virtue of the Merger and without any action on the part of the Stockholders, each issued and outstanding share of TRMS Common Stock shall be converted into the right to receive:

              (a) a Note in the principal amount calculated as follows:

                                    A / B = C

                  where A = the dollar amount obtained by subtracting the Share
                             Value from the Purchase Price;
                        B = the Fully Diluted Common Stock Number; and

                        C = the principal amount of the Note; and

              (b) the number of shares of LION common stock, determined by dividing the Merger Shares by the Fully Diluted Common Stock Number.

         2.5.2   EXCHANGE OF CERTIFICATES; ISSUANCE OF MERGER SHARES AND NOTES

         As soon as practicable after the Effective Date, LION shall make available and each Stockholder shall be entitled to receive, promptly after surrender to LION of a Letter of Transmittal, together with documents delivered as required therein, for the shares of TRMS Common Stock held by such
Stockholder:

              (a) a certificate representing the number of shares of LION Common Stock that such Stockholder is entitled to receive pursuant to Section 2.5.1 (unless the Final Working Capital has not yet been determined in accordance with Section 2.7 and any adjustments in the Merger Shares required under Section 2.7 have not yet been made, in which case LION shall deliver such certificate to the Stockholders' Representative to hold until such determinations are made); and

              (b) a Note in the principal amount that such Stockholder is entitled to receive pursuant to Section 2.5.1 (unless the Final Working Capital has not yet been determined in accordance with Section 2.7 and any adjustments in the Notes required under
Section 2.7 have not yet been made, in which case LION shall deliver such Note to the Stockholders' Representative to hold until such determinations are made).

         2.5.3   NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of LION Common Stock shall be issued by virtue of the Merger. The aggregate number of shares of LION Common Stock a Stockholder shall be entitled to receive pursuant to Section 2.5.1(b) shall be rounded to the nearest whole number of shares, with one-half of a share being rounded up to the next greatest whole share.

2.6      CLOSING WORKING CAPITAL

              (a) No later than five Business Days prior to the Closing Date, TRMS shall provide LION with a good faith estimate of the Closing Working Capital ("ESTIMATED CLOSING WORKING CAPITAL"), which shall be based on the latest available financial information and shall be prepared in accordance with GAAP, applied on a basis consistent with the preparation of the TRMS Balance Sheet, and giving full consideration to TRMS's intention to distribute all 2004 taxable earnings to the Stockholders prior to the Closing and giving pro-forma effect to the Pre-Closing Distribution.

              (b) As promptly as practicable, but no later than 75 days after the Closing Date, LION will cause to be prepared and delivered to the Stockholders' Representative an unaudited Closing Working Capital Statement (the "CLOSING WORKING CAPITAL STATEMENT"), setting forth LION's calculation of Closing Working Capital. The Closing Working Capital Statement shall (i) be prepared in accordance with GAAP, applied on a basis consistent with the preparation of the TRMS Balance Sheet, (ii) fairly present in all material respects the current assets and current liabilities of TRMS as at the close of business on the Business Day immediately preceding the Closing Date, and (iii) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the TRMS Balance Sheet.

              (c) If the Stockholders' Representative disagrees with LION's calculation of Closing Working Capital, the Stockholders' Representative may, within 10 days after delivery of the Closing Working Capital Statement, deliver a notice to LION disagreeing with such calculation and setting forth his calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Stockholders' Representative disagrees. If the Stockholders' Representative fails to deliver such a written notice within such 10-day period, LION's calculation of Closing Working Capital shall be binding upon the parties.

              (d) If the Stockholders' Representative delivers a notice of disagreement pursuant to Section 2.6(c), LION and the Stockholders' Representative shall, during the 30 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the amount of Closing Working Capital, which amount shall not be less than the amount thereof shown in LION's calculations delivered pursuant to Section 2.6(b) nor more than the amount thereof shown in the Stockholders' Representative's calculation delivered pursuant to Section 2.6(c). If LION and the Stockholders'

Representative are unable to reach such agreement during the 30 days, they shall promptly thereafter cause the Accounting Referee promptly to review the disputed items or amounts for the purpose of calculating Closing Working Capital. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Working Capital Statement or LION's calculation of Closing Working Capital as to which the Stockholders' Representative has disagreed. The Accounting Referee shall deliver to LION and the Stockholders' Representative, as promptly as practicable, but not later than 120 days after the Closing Date, a report setting forth such calculation. Such report shall be final and binding upon LION, TRMS and the Stockholders' Representative. The costs, fees and expenses of the Accounting Referee shall be borne proportionately by LION, on the one hand, and the Stockholders, on the other, based on the extent to which LION's and the Stockholders' Representative's respective determinations differ from the Accounting Referee's determination.

2.7      ADJUSTMENT TO MERGER CONSIDERATION

              (a) If Final Working Capital is less than Estimated Closing Working Capital, then the Merger Consideration shall be adjusted by reducing the principal amounts of the Notes issuable to the Stockholders pursuant to Section 2.5.1(a) in an aggregate dollar amount equal to the difference between Estimated Closing Working Capital and Final Working Capital.

              (b) If Final Working Capital is greater than Estimated Closing Working Capital, then the Merger Consideration shall be adjusted by increasing the principal amounts of the Notes issuable to the Stockholders pursuant to
Section 2.5.1(a) in an aggregate dollar amount equal to the difference between Final Working Capital and Estimated Closing Working Capital. The foregoing notwithstanding, if increasing the aggregate principal amount of the Notes pursuant to the preceding sentence would cause the Share Value to be less than 50% of the value of the Merger Consideration, then to the extent necessary to maintain the Share Value at not less than 50% of the Merger Consideration:

                  (i) LION shall issue additional shares of LION Common Stock, which shall be considered part of the Merger Shares, such that the Share Value shall not be less than 50% of the value of the Merger Consideration; and

                  (ii) the amount of the increase in the principal amount of the Notes that otherwise would have been made but for the limits imposed by this sentence shall be correspondingly reduced by the product of (x) the Average Share Price and (y) the additional shares of LION Common Stock issued pursuant to clause (i) of this sentence.

              (c) Any adjustment in the Merger Consideration required by this
Section 2.7 shall be made based on each Stockholder's Pro Rata Share.

              (d) For purposes of this Section 2.7, "FINAL WORKING CAPITAL" means Closing Working Capital as shown in LION's calculation delivered pursuant to Section 2.6(b), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.6(c); or if such a notice of disagreement is delivered, as agreed by LION and the Stockholders' Representative pursuant to
Section 2.6(d) or, in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.6(d); PROVIDED that in no event shall Final Working Capital be less than LION's calculation of Closing Working Capital delivered pursuant to Section 2.6(b) or more than the Stockholders' Representative's calculation of Closing Working Capital delivered pursuant to
Section 2.6(c).


               ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL STOCKHOLDERS

         Except as otherwise is set forth in the Disclosure Memorandum, and in order to induce LION and Merger LLC to enter into and perform this Agreement and the other agreements and the other Operative Documents, TRMS and the Principal Stockholders severally represent and warrant to LION and Merger LLC as of the Closing Date as follows.

3.1      ORGANIZATION

         TRMS is a corporation duly organized and validly existing under the laws of the state of Delaware. TRMS has all requisite corporate power and authority to execute, deliver and perform its obligations each of the Operative Documents, and to consummate the transactions contemplated thereby. Each Principal Stockholder has the power, authority and capacity to execute, deliver and perform his obligations under each of the Operative Documents to which he is a party and to consummate the transactions contemplated thereby. TRMS is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of TRMS's properties occupied, owned or held under lease or the nature of the business conducted by TRMS makes such qualification or licensing necessary, except that TRMS is not qualified and licensed as a foreign corporation to do business in the State of Pennsylvania, and except where the failure to be so qualified or licensed would not have a TRMS Material Adverse Effect.

3.2      AUTHORIZATION; ENFORCEABILITY

         All corporate action on the part of TRMS necessary for the authorization, execution, delivery and performance of the Operative Documents, the consummation of the Merger, and the performance of all TRMS's obligations under the Operative Documents has been taken or will be taken as of or prior to the Effective Time. The Stockholders have unanimously approved this Agreement and the Merger. Each of the Operative Documents has been duly executed and delivered by TRMS and each Principal Stockholder, as applicable, and each of the Operative Documents is a legal, valid and binding obligation of TRMS and each Principal Stockholder, as applicable, enforceable against each of them in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights, and except as enforceability may be limited by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law

3.3      CAPITALIZATION

              (a) The authorized capital stock of TRMS consists of 1,250,000 shares of TRMS Common Stock.

              (b) The issued and outstanding capital stock of TRMS consists solely of 862,599 shares of TRMS Common Stock (collectively, the "OUTSTANDING SHARES"), which are held of record and beneficially by the Stockholders in the amounts described on SCHEDULE 3.3(B) to the Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. To the knowledge of TRMS and each Principal Stockholder, and subject to applicable community property laws, no Person other than the Stockholders holds any interest in any of the Outstanding Shares. True and correct copies of the stock records of TRMS showing all issuances and transfers of shares of capital stock of TRMS since inception have been delivered to LION or its counsel.

              (c) There are no outstanding options, rights of first refusal or offer, preemptive rights, stock purchase rights or other agreements, either directly or indirectly, for the purchase or acquisition from TRMS or from any Stockholder of any shares of capital stock of TRMS or any securities convertible into or exchangeable for shares of capital stock of TRMS.

              (d) TRMS is not a party or subject to any agreement or understanding and, to the knowledge of TRMS and each Principal Stockholder, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of TRMS or the voting by any director of TRMS. No Stockholder or any Affiliate thereof is indebted to TRMS, and TRMS is not indebted to any Stockholder or any Affiliate thereof. TRMS is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

3.4      SUBSIDIARIES AND AFFILIATES

         TRMS does not own, directly or indirectly, any ownership, equity, or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance of the Operative Documents by TRMS and each of the Principal Stockholders, as applicable, and the consummation by them of the transactions contemplated thereby will not:

              (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to TRMS or the Principal Stockholders;

              (b) except as contemplated by the Operative Documents, require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for approval by the Stockholders, which approval has been heretofore unanimously given, and the filing of all documents necessary to consummate the Merger under Delaware Law and Washington Law;

              (c) result in a default under (with or without the giving of notice or lapse of time, or both), or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which TRMS or the Principal Stockholders are parties or by which they are bound or to which TRMS's assets are subject;

              (d) result in the creation of any Encumbrance upon any assets of TRMS or the Outstanding Shares;

              (e) conflict with or violate any provision of TRMS's certificate of incorporation or bylaws; or

              (f) invalidate or adversely affect any Permit used in or necessary for the conduct of the TRMS Business.

3.6      FINANCIAL STATEMENTS

         TRMS has delivered to LION the TRMS Financial Statements. The TRMS Financial Statements have been prepared in conformity with GAAP on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of TRMS as of the dates and for the periods indicated. TRMS has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the TRMS Balance Sheet, except (i) liabilities or obligations incurred since the date of the TRMS Balance Sheet in the ordinary course of business and consistent with past practice, and (ii) liabilities or obligations otherwise disclosed in this Agreement or in the Disclosure Memorandum. TRMS maintains standard systems of accounting that are adequate for its business.

3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except for transactions specifically contemplated in this Agreement, since the date of the TRMS Balance Sheet, neither TRMS, nor any of its officers, directors or Stockholders in their representative capacities on behalf of TRMS, have:

              (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

              (b) forgiven or canceled any indebtedness or waived any claims or rights of material value;

              (c) granted any increase in the compensation of directors, officers, employees or consultants;

              (d) suffered any change having a TRMS Material Adverse Effect;

              (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities in excess of $5,000 individually or $10,000 in the aggregate, except liabilities and obligations that are incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

              (f) paid, discharged or satisfied any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, of liabilities and obligations reflected or reserved against in the TRMS Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the TRMS Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

              (g) knowingly permitted or allowed any of its property or assets to be subjected to any Encumbrance, other than Permitted Encumbrances;

              (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets;

              (i) disposed of, other than through licenses in the ordinary course of business, or permitted to lapse, any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

              (j) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or otherwise or made aggregate capital expenditures in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or otherwise;

              (k) made any change in accounting methods or practices or internal control procedures; or

              (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to any of the Stockholders or any of TRMS's officers, directors or employees, or any Affiliate of any Stockholder or of TRMS's officers, directors or employees, except for (i) compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, (ii) advances for travel and other business-related expenses, and (iii) the Pre-Closing Distribution.

3.8      TAXES

              (a) (i) All Tax Returns required to be filed by or on behalf of TRMS have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (ii) all Taxes of TRMS have been fully and timely paid, except for those for which adequate reserves have been created in the TRMS Financial Statements in accordance with GAAP; (iii) no waivers of statutes of limitation have been given or requested with respect to TRMS in connection with any Tax Returns; (iv) no taxing authority in a jurisdiction where TRMS does not file Tax Returns has made a claim, assertion or threat to TRMS that TRMS is or may be subject to taxation by such jurisdiction; (v) TRMS has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no Encumbrances with respect to Taxes on any of TRMS's property or assets other than Encumbrances for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to TRMS that could affect the liability for Taxes or the amount of taxable income of TRMS for any period (or portion of a period) after the Closing Date; and (viii) any adjustment of Taxes of TRMS made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

              (b) There is no outstanding dispute or claim concerning any Tax liability of TRMS, nor to the knowledge of TRMS or the Principal Stockholders is any such claim or dispute pending. No Tax Returns filed with respect to TRMS for taxable periods ended on or after TRMS's inception or the inception of any predecessor have been audited or are currently the subject of audit. TRMS has delivered to LION correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by TRMS since TRMS's inception.

              (c) TRMS has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

              (d) TRMS is not a party to any Tax allocation or sharing agreement. TRMS (i) has not been a member of a federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which TRMS is now or was formerly a member filing a consolidated income Tax Return under
Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

              (e) The unpaid Taxes of TRMS (i) did not, as the date of the TRMS Balance Sheet, exceed the reserve for Tax liability set forth on the face thereof and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

3.9      PROPERTY

              (a) TRMS owns no real property other than the leasehold interests described on SCHEDULE 3.9(A) to the Disclosure Memorandum (the "REAL PROPERTY"). TRMS has delivered to LION or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

              (b) TRMS has delivered to LION a complete and accurate list of each item of personal property that is owned, leased, rented or used by TRMS (the "PERSONAL PROPERTY"), and true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

              (c) The Real Property and the Personal Property include all the properties and assets other than the Intellectual Property reflected in the TRMS Balance Sheet. The Real Property and the Personal Property include all material property used in the TRMS Business, other than the Intellectual Property.

              (d) TRMS's leasehold interest in each parcel of the Real Property is free and clear of all Encumbrances, other than Permitted Encumbrances. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and against any other Person with an interest in such Real Property (except to the extent that such other Person has an interest senior in priority to the lease and such other Person has not entered into a nondisturbance agreement with respect to the lease), TRMS has performed in all material respects all obligations imposed on it thereunder, and neither TRMS nor, to the knowledge of TRMS and each Principal Stockholder, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by TRMS or, to the knowledge of TRMS and each Principal Stockholder, by any other party. TRMS has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

              (e) TRMS owns all Personal Property free and clear of all Encumbrances, other than Permitted Encumbrances. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, TRMS has performed in all material respects all obligations imposed on it thereunder, and neither TRMS nor, to the knowledge of TRMS or the Principal Stockholders, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by TRMS or, to the knowledge of TRMS or the Principal Stockholders, any other party thereunder except for such defaults as would not give rise to a TRMS Material Adverse Effect. TRMS has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

3.10     CONTRACTS

         3.10.1   MATERIAL CONTRACTS

         SCHEDULE 3.10.1 to the Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which TRMS is currently a party or by which TRMS is currently bound providing for potential payments by or to TRMS in excess of $10,000 (collectively, the "MATERIAL Contracts"), including customer service agreements, distribution and marketing agreements, security agreements, license agreements, software development agreements, joint venture agreements, credit agreements and instruments relating to the borrowing of money. All Material Contracts are valid, binding and enforceable in accordance with their terms against each party thereto, TRMS has performed in all material respects all obligations imposed on it thereunder, and neither TRMS nor, to the knowledge of TRMS or the Principal Stockholders, any other party thereto is in default thereunder, nor to the knowledge of TRMS or the Principal Stockholders is there any event that with notice or lapse of time, or both, would constitute a default by TRMS or, to the knowledge of TRMS or the Principal Stockholders, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been delivered to LION by TRMS. Other than as described on SCHEDULE 3.10.1 to the Disclosure Schedule, TRMS has no:

              (a) contracts with directors, officers, Stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by TRMS within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of TRMS;

              (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

              (c) non-competition agreement or other arrangement that would prevent TRMS from carrying on the TRMS Business anywhere in the world;

              (d) written notice or, to the knowledge of TRMS or the Principal Stockholders, any other form of notice that any party to any Material Contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

              (e) material dispute with any of its suppliers, customers, distributors, licensors or licensees;

              (f) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other Persons;

              (g) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the TRMS Financial Statements; and

              (h) agreements or commitments to provide indemnification.

         3.10.2   REQUIRED CONSENTS

         The execution and delivery of this Agreement and the performance of the obligations of TRMS and the Principal Stockholders hereunder will not constitute a default under any Material Contract, except for those consents and/or waivers listed on SCHEDULE 3.10.2 to the Disclosure Memorandum, all of which will be obtained on or prior to the Closing.

3.11     CLAIMS AND LEGAL PROCEEDINGS

         There are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the knowledge of TRMS or the Principal Stockholders, threatened against TRMS before or by any Person. To the knowledge of TRMS and the Principal Stockholders, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person that could reasonably be expected to have a TRMS Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which TRMS is a party. SCHEDULE 3.11 to the Disclosure Memorandum sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since TRMS's inception.

3.12     LABOR AND EMPLOYMENT MATTERS

         There are no labor disputes, employee grievances or disciplinary actions pending or, to the knowledge of TRMS or the Principal Stockholders, threatened against or involving TRMS or any of its present or former employees. TRMS has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, except where the failure to comply would not have a TRMS Material Adverse Effect. TRMS is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. Each employee, officer and consultant of TRMS has executed a nondisclosure agreement in the form provided to LION. To the knowledge of TRMS and the Principal Stockholders, no employee (or person performing similar functions) of TRMS is in violation of any such agreement or any employment agreement, non-competition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with TRMS or any other party.

         SCHEDULE 3.12 to the Disclosure Memorandum lists the current compensation amounts of all directors, officers and employees of TRMS. All employees of TRMS are employed on an "at will" basis, and, to the knowledge of TRMS and the Principal Stockholders, are eligible to work and are lawfully employed in the United States.

3.13     EMPLOYEE BENEFIT PLANS

              (a) SCHEDULE 3.13(A) to the Disclosure Memorandum lists and describes all Employee Benefit Plans. Copies of each written Employee Benefit Plan, and all related documents, including funding agreements and employee booklets, as amended to the date hereof, have been provided to LION. In the case of any unwritten Employee Benefit Plan, a written description thereof, which accurately describes all material provisions of such Employee Benefit Plan, has been provided to LION.

              (b) There have been no promised improvements, increases or changes to the benefits provided under the Employee Benefit Plans. Each Employee Benefit Plan is, and has been, established and administered in compliance with all applicable laws, the terms of such Employee Benefit Plan and all written and oral understandings between TRMS and the employees of TRMS, in each case, in all material respects. No prohibited transaction (as such term is defined in Section 4975 of the Code and Section 406 of ERISA has occurred with respect to an Employee Benefit Plan that is subject to either of such provisions for which an exemption is not available. TRMS and each Employee Benefit Plan providing health benefits complies with the applicable provisions of the Health Insurance Portability and Accountability Act (HIPAA) and has done so since the applicable effective date of each applicable provision of HIPAA.

              (c) Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code and nothing has occurred that could cause the loss of such qualification.

              (d) All obligations required under the Employee Benefit Plans and all applicable laws have been satisfied in all material respects and there are no defaults, violations or funding deficiencies thereunder. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and there are no pending or threatened litigation or claims against the assets of any Employee Benefit Plan (other than a Multiemployer Plan) or against any fiduciary of such Employee Benefit Plan with respect to the operation of such Employee Benefit Plan, which, if adversely determined, could have a TRMS Material Adverse Effect.

              (e) SCHEDULE 3.13 to the Disclosure Memorandum lists any defined benefit plan (as defined in Section 3(35) of ERISA), or any other pension plan (as defined in Treasury Regulation section 1.401-1(b)) to which TRMS or any subsidiary or trade or business (whether or not incorporated) that is a member of a "controlled group" of which either TRMS is a member or under "common control" with TRMS (within the meaning of Section 414(b) and (c) of the Code) (an "ERISA AFFILIATE") is or ever has been a party or by which any of them is or ever has been bound, legally or otherwise, and any Multiemployer Plan to which TRMS or any ERISA Affiliate contributes or is or was required to contribute (an "ERISA AFFILIATE PLAN"). Neither TRMS nor any ERISA Affiliate has incurred (i) any liability to the Pension Benefit Guaranty Corporation (other than routine claims and premium payments), (ii) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a "complete withdrawal" or a "partial withdrawal" (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (iii) any liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation, or to a trustee appointed under Section 4042 of ERISA. Neither TRMS nor any of ERISA Affiliate nor any organization to which either TRMS or any such ERISA Affiliate is a successor or parent corporation (as described in Section 4069(b) of ERISA) has engaged in a transaction described in Section 4069 of ERISA.

              (f) TRMS has not established any "welfare benefit plan," other than those listed on SCHEDULE 3.13 to the Disclosure Memorandum, that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Section 4980B of the Code or Part 6 of Title I of ERISA ("COBRA"), and the regulations thereunder and at the expense of the participant or the beneficiary of the participant. TRMS is either exempt from or has complied with all applicable notice and continuation coverage requirements of COBRA and the regulations thereunder such that there would not result in any material tax, penalty or liability to either TRMS, Merger LLC or LION.

              (g) TRMS has made, or will, prior to the Closing Date, have made, all contributions required (including payments of insurance premiums), if any, under all Employee Benefit Plans to fund fully all benefits and obligations accrued thereunder prior to the Closing Date.

              (h) There are no liabilities or obligations with respect to any of the plans, agreements or Employee Benefit Plans described in SCHEDULE 3.13 that are required to be funded for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on the TRMS Financial Statements.

              (j) The consummation of the transactions contemplated by this Agreement shall not accelerate the time of payment or vesting, or increase the amount of benefits or compensation due to any individual under any of the Employee Benefit Plans.

3.14     INTELLECTUAL Property

              (a) TRMS currently does not own any Registered Intellectual Property. TRMS is listed in the records of the appropriate United States federal or state agency as the sole owner for each item of the Registered Intellectual Property that is the subject of a registration in the United States and TRMS is listed in the records of the appropriate foreign agency as the sole owner for each item of Registered Intellectual Property that is the subject of a registration outside the United States. TRMS has not done, or failed to do, any act or thing which may, after the Closing Date, prejudice the validity or enforceability of any material Registered Intellectual Property in any material respect. The Intellectual Property used in the TRMS Business, including the Registered Intellectual Property, includes all Intellectual Property rights in and to all material inventions, works of authorship, and know-how created, invented or authored, as the case may be, by any employee of, or consultant to, TRMS in the course of such employment or consulting relationship, and TRMS is the sole and exclusive owner of all such Intellectual Property.

              (b) SCHEDULE 3.14(B) to the Disclosure Memorandum (i) sets forth a list of all computer software owned or licensed by, or otherwise used in the TRMS Business and (ii) identifies whether each of the foregoing items of computer software are owned, licensed, or otherwise used, as the case may be.

              (c) SCHEDULE 3.14(C) to the Disclosure Memorandum sets forth a list of all other licenses of Intellectual Property, specifying the name of the parties thereto and whether the license is an inbound license, an outbound license or a cross-license. Each such license is in full force and effect and is enforceable in accordance with its terms, TRMS is in material compliance with, and has not materially breached any term of any of such licenses, except for such breaches that would not cause a TRMS Material Adverse Effect, and, to the knowledge of TRMS and the

Principal Stockholders, all other parties to such licenses are in compliance with, and have not breached any term of, such licenses.

              (d) TRMS owns, free and clear of all Encumbrances, other than Permitted Encumbrances, or otherwise has the right to use all Intellectual Property necessary to (i) provide the services currently provided by TRMS to third parties, and (ii) operate the internal systems of TRMS that are material to its business and operations, including computer hardware systems and software applications. There are no facts or circumstances of which TRMS and the Principal Stockholders are aware that would reasonably lead TRMS or the Principal Stockholders to believe that TRMS does not own or otherwise have the right to use all Intellectual Property necessary to engage in the activities set forth in the foregoing sentence. Each material item of such Intellectual Property shall be owned, available for use or enforceable, as the case may be, by Surviving LLC and LION immediately following the Closing on substantially identical terms and conditions as it was available to or enforceable by TRMS immediately prior to the Closing.

              (e) The activities and the conduct of the TRMS Business did not prior to Closing, and will not when conducted in the same manner following the Closing, infringe upon, violate or constitute the unauthorized use of the copyrights or trademarks of any third party or, to the knowledge of TRMS and the Principal Stockholders, of any patents or other Intellectual Property rights of any third party that are issued as of the Closing Date. There is no pending or, to the knowledge of TRMS or the Principal Stockholders, threatened claim (i) alleging that the activities or the conduct of the TRMS Business does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party; or (ii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by TRMS. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (A) restrict the rights of TRMS to use any material Intellectual Property; (B) restrict the TRMS Business in order to accommodate a third party's intellectual property rights; or (C) permit third parties to use any material Intellectual Property owned by TRMS.

              (f) No third party possesses any copy of any source code to any material computer software that TRMS owns, except as permitted under a license set forth in SCHEDULE 3.14(C) to the Disclosure Memorandum. To the knowledge of TRMS and the Principal Stockholders, TRMS has not disclosed the source code for any of the computer software owned by TRMS or other confidential information constituting, embodied in or pertaining to such computer software to any Person, except pursuant to effective nondisclosure agreements, and TRMS has taken commercially reasonable measures to prevent disclosure of such source code, subject to the provisions of delivery of source code specified in licenses set forth in SCHEDULE 3.14(C) of the Disclosure Memorandum.

              (g) TRMS has taken commercially reasonable actions to protect each item of material Intellectual Property owned by it, except where the failure to take such actions was the result of a reasonable business decision by TRMS made in the ordinary course of business. TRMS implements and enforces a policy requiring all employees, contractors and other parties having access to TRMS's confidential information, including TRMS's Intellectual Property, to execute a proprietary information/confidentiality agreement, in substantially the form provided to LION, with TRMS, and, to the knowledge of TRMS, no party to any such agreement is in breach thereof.

              (h) SCHEDULE 3.14(H) to the Disclosure Memorandum sets forth a list of all Internet domain names used in the TRMS Business (collectively, the "DOMAIN NAMES"). TRMS has, and, as of the Effective Time, Surviving LLC will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the TRMS Business as it is currently conducted and proposed to be conducted following the Effective Time.

3.15     CORPORATE BOOKS AND RECORDS

         TRMS has furnished to LION or its counsel for their examination true and complete copies of (a) the certificate of incorporation and bylaws of TRMS as currently in effect, including all amendments thereto, (b) the minute books of TRMS, and (c) the stock transfer books of TRMS. The contents of the minute books reflect all meetings of the Stockholders and TRMS's board of directors and any committees thereof since TRMS's inception, and such minutes accurately reflect in all material respects the material actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of TRMS since its inception.

3.16     LICENSES PERMITS, AUTHORIZATIONS, ETC.

              (a) TRMS has timely filed all Regulatory Documents that were required to be filed with any Governmental Authority and has paid all fees and assessments due and payable in connection therewith. TRMS is and has been since April 26, 2001 duly registered as an investment adviser under the Advisers Act and under all applicable state statutes. TRMS has engaged in no conduct prior to the date of this Agreement that would be reasonably likely to result in SEC action to disqualify TRMS or any Affiliate as an investment adviser. As of their respective dates, the Regulatory Documents of TRMS complied in all material respects with the requirements of all laws, rules and regulations applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TRMS has previously delivered or made available to LION a true, correct and complete copy of each such Regulatory Document filed with the SEC, NASD or other Governmental Authority and prior to the date hereof, and will deliver or make available to LION promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by TRMS after the date hereof and prior to the Closing Date. Neither TRMS nor its Principal Stockholders has engaged in any of the conduct specified in Section 203(e) of the Advisers Act prior to the date of this Agreement that would be reasonably likely to result in SEC action to disqualify TRMS as an investment adviser.

              (b) TRMS has received all currently required Permits where the failure to have obtained any such Permit would have a TRMS Material Adverse Effect. TRMS is in compliance in all material respects with the terms of all Permits, and all the Permits are valid and in full force and effect, and no proceeding is pending, or to the knowledge of TRMS or the

Principal Stockholders, threatened, the object of which is to revoke, limit or otherwise affect any of the Permits. TRMS has not received any notifications of any asserted present failure by it to have obtained any Permit, or any past and unremedied failure to obtain such items.

3.17     COMPLIANCE WITH LAWS

Except as would not have a TRMS Material Adverse Effect, TRMS is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, including all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters. TRMS has not received any written notification or, to the knowledge of TRMS or the Principal Stockholders, any other form of notification of any asserted present or past unremedied failure by TRMS to comply with any of such laws, rules, regulations, ordinances, decrees or orders. Except for normal examinations conducted by any Governmental Authority in the ordinary course of business, no Governmental Authority has initiated any administrative proceeding or, to the knowledge of TRMS or the Principal Stockholders, investigation into or related to the business or operations of TRMS. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of TRMS.

3.18     INSURANCE

         TRMS maintains insurance against liabilities, claims and risks of a nature and in such amounts as are described in SCHEDULE 3.18 to the Disclosure Memorandum. All insurance policies of TRMS are in full force and effect, all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all agreements to which TRMS is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums.

3.19     BROKERS OR FINDERS

         TRMS has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of TRMS, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

3.20     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither TRMS nor, to the knowledge of TRMS or the Principal Stockholders, any director, officer, agent, employee or other Person acting on behalf of TRMS, has used any TRMS funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. TRMS has reasonable financial controls to prevent such improper or unlawful contributions, gifts, entertainment or expenditures. Neither TRMS nor any current director, officer, agent, employee or other Person acting on behalf of TRMS has accepted or received any improper or unlawful contributions, payments, gifts or expenditures relating to TRMS Business. TRMS has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

3.21     BANK ACCOUNTS

         SCHEDULE 3.21 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which TRMS maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access to such safe deposit boxes or accounts.

3.22     CUSTOMERS

         SCHEDULE 3.22 to the Disclosure Memorandum sets forth a complete and accurate list of the customers of TRMS during the fiscal year last ended and the eight-month period ended August 31, 2004, showing the approximate total revenues from each such customer during such fiscal year and eight-month period ended. TRMS has not received any notice from any customer named on SCHEDULE 3.22 to the Disclosure Memorandum that would cause it, in its reasonable judgment, to expect any material modification to its relationship with such customer.

3.23     ACCOUNTS RECEIVABLE

         All accounts receivable of TRMS reflected in the TRMS Balance Sheet or existing at the Effective Time represent sales actually made in the ordinary course of business and were recorded in TRMS's books consistent with the presentation applied in the TRMS Financial Statements for the eight-months ended August 31, 2004. The allowances for doubtful accounts reflected in the TRMS Balance Sheet are adequate.

3.24     CREDITORS' LIST

         SCHEDULE 3.24 to the Disclosure Memorandum sets forth a full, complete and accurate list of all creditors of Company, with the amount payable to each such creditor as of the date hereof.

3.25     INSIDER INTERESTS

         No Stockholder or officer or director of TRMS has any interest (other than as a stockholder of TRMS) (a) in any Personal Property or Intellectual Property used in or directly pertaining to the TRMS Business, or (b) in any agreement, contract, arrangement or obligation relating to TRMS, its present or prospective business or its operations. Neither TRMS nor any officer, director or Stockholder has any interest, either directly or indirectly, in any entity, including any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether, as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise), other than ownership of capital stock comprising less than 1% of any publicly held company, that presently (i) provides any services or engages in any activity that is the same, similar to or competitive with the business of TRMS; (ii) is a supplier, customer or creditor of TRMS; or
(iii) has any direct or indirect interest in any asset or property of TRMS or any property that is necessary or desirable for the present or currently anticipated future conduct of the TRMS Business.

3.26     COMPLIANCE WITH ENVIRONMENTAL LAWS

         Neither TRMS nor, to the knowledge of TRMS or the Principal Stockholders, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by TRMS in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the knowledge of TRMS and the Principal Stockholders, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by TRMS in the operation of its business in violation of applicable environmental laws.

3.27     FULL DISCLOSURE

         No information furnished by TRMS or the Principal Stockholders to LION or its representatives in connection with the Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                   ARTICLE 3A - ADDITIONAL REPRESENTATIONS AND
                    WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Except as set forth in the Disclosure Memorandum, and in order to induce LION and Merger LLC to enter into and perform this Agreement and the other Operative Documents to be entered into as of the Closing among LION and each of the Principal Stockholders, each Principal Stockholder, individually and not jointly, represents and warrants to LION and Merger LLC as of the Closing Date as follows.

3A.1  SOPHISTICATION; ACCREDITATION

         Such Principal Stockholder is an "accredited investor" as defined in Regulation D of the Securities Act. Such Principal Stockholder is in a financial position to hold the LION Common Stock for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the LION Common Stock.

3A.2  OWNERSHIP

         Such Principal Stockholder owns beneficially and of record TRMS Common Stock as described on SCHEDULE 3.3(B) of the Disclosure Memorandum, free and clear of any Encumbrance.

3A.3  INFORMATION

         Such Principal Stockholder has been furnished with all information that he deems necessary to evaluate the risks and merits of the LION Common Stock. Such Principal Stockholder has had the opportunity to ask questions and receive answers concerning the information he has received about the LION Common Stock and LION.

3A.4  NO REGISTRATION

         Such Principal Stockholder is aware and understands that (a) the Merger Shares have not been and will not prior to issuance be registered under the Securities Act, (b) the Merger Shares cannot be sold unless they are subsequently registered or an exemption from registration is available and (c) LION has no obligation to register the Merger Shares with the SEC and has not represented that it will register the Merger Shares. The foregoing notwithstanding, with a view to making available to the Principal Stockholders the benefits of Rule 144 under the Securities Act, LION will make and keep public information available, as those terms are understood and defined in Rule 144, so long as LION is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act, file with the SEC in a timely manner all reports and other documents required of LION under the Securities Act and the Exchange Act, and furnish to the Principal Stockholders, upon request, a written statement by LION that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act and such other information as may reasonably be requested by the Principal Stockholders.

3A.5  BROKERS OR AGENTS

         Such Principal Stockholder has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify LION against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed by such Principal Stockholder.

3A.6  INVESTMENT FOR OWN ACCOUNT

         The LION Common Stock is being acquired by such Principal Stockholder for investment for his account, not as a nominee or agent, and not with a view to the distribution of any part thereof. Such Principal Stockholder has no present intention of selling, granting any participation in or otherwise distributing any of the LION Common Stock in a manner contrary to the Securities Act or to any applicable state securities or Blue Sky law, nor does such Principal Stockholder have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the LION Common Stock.

3A.7  RESIDENCY

         For purposes of the application of state securities laws, such Principal Stockholder is a resident of the state set forth beside his name on
SCHEDULE 3.3(B) of the Disclosure Memorandum.

3A.8  LEGENDS

         Such Principal Stockholder understands that certificates representing the Merger Shares will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, DISTRIBUTED, PLEDGED ON OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SHARES, (II) LION INC. RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SHARES SATISFACTORY TO LION INC. STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) LION INC. OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Such Principal Stockholder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, LION may issue appropriate "stop transfer" instructions to its transfer agent with respect to any certificate or other instrument representing the Merger Shares.

                  ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF
                               LION AND MERGER LLC

         In order to induce TRMS and the Principal Stockholders to enter into and perform the Operative Documents, LION and Merger LLC jointly and severally represent and warrant to TRMS and the Principal Stockholders as of the date of this Agreement and as of the Closing Date as follows:

4.1      ORGANIZATION

         LION is a corporation duly incorporated and validly existing under the laws of the state of Washington. Merger LLC is a limited liability company validly existing under the laws of the state of Washington. Each of LION and Merger LLC has, as the case may be, all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated thereby. All the issued and outstanding membership interests of Merger LLC are held of record and beneficially by LION.

4.2      ENFORCEABILITY

         All corporate and limited liability company action on the part of LION and Merger LLC and their respective officers, directors and Stockholders necessary for the authorization, execution, delivery and performance of the Operative Documents, the consummation of the Merger and the performance of all their respective obligations under the Operative Documents has been taken or will be taken prior to the Effective Time. Each of the Operative Documents has been duly executed and delivered by each of LION and Merger LLC, as applicable, and each of the Operative Documents is a legal, valid and binding obligation of each of LION and Merger

LLC, as applicable, enforceable against each of them in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights, and except as enforceability may be limited by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law.

4.3      SECURITIES

         The Merger Shares to be issued pursuant to this Agreement have been duly authorized for issuance, and such Merger Shares, when issued and delivered to the Stockholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

4.4      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

         The execution, delivery and performance of the Operative Documents by Merger LLC and LION, as applicable, and the consummation by them of the transactions contemplated thereby will not:

              (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any Governmental Authority applicable to LION or Merger LLC;

              (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws and (ii) the filing of all documents necessary to consummate the Merger under Delaware Law and Washington Law; or

              (c) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of LION or the charter documents of Merger LLC.

4.5      SEC DOCUMENTS

         LION has made available to the Stockholders true and complete copies of the LION SEC Documents. As of their respective filing dates, the LION SEC Documents complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder.

4.6      FULL DISCLOSURE

         No information furnished by LION or Merger LLC to TRMS or the Principal Stockholders in connection with the Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                       ARTICLE 5 - CONDITIONS PRECEDENT TO
                       OBLIGATIONS OF LION AND MERGER LLC

         The obligations of LION and Merger LLC to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by LION and Merger LLC:

5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of TRMS and the Principal Stockholders contained herein and in the other Operative Documents shall have been true and correct in all respects when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all respects as of the Closing Date, as though made on that date.

5.2      PERFORMANCE OF AGREEMENTS

         TRMS and each of the Principal Stockholders shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or any Operative Document to be performed and complied with by it or him at or prior to the Closing.

5.3      OPINION OF COUNSEL FOR TRMS

         LION shall have received the opinion of Gray Cary Ware & Freidenrich L.L.P., counsel for TRMS and the Principal Stockholders, dated the Closing Date, in the form attached hereto as EXHIBIT 5.3.

5.4      AUDIT

         LION shall have received assurances from its independent auditors with respect to the auditability of the TRMS Financial Statements.

5.5      MATERIAL ADVERSE CHANGE

         Since the date of the TRMS Balance Sheet and through the Closing, there shall not have occurred any change that is or is reasonably likely to result in a TRMS Material Adverse Effect.

5.6      APPROVALS and Consents

         All transfers of Permits and all approvals of or notices to Governmental Authorities, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, including approvals or notices required under the Advisers Act and applicable state statutes or for the continued operation of TRMS, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

5.7      PROCEEDINGS AND DOCUMENTS; OFFICER'S CERTIFICATE

         LION shall have received a certificate of an officer of TRMS, in form and substance reasonably satisfactory to LION, as to the authenticity and effectiveness of the actions of TRMS's board of directors and Stockholders and the authorization of the Merger and the transactions contemplated by the Operative Documents. LION shall have received a certificate of an officer of TRMS, dated the Closing Date, in form and substance reasonably satisfactory to LION, certifying that the conditions to the obligations of LION set forth in this Article 5 have been fulfilled.

5.8      COMPLIANCE WITH LAWS

         The effectiveness of the Merger and the performance by LION, Merger LLC, TRMS, the Principal Stockholders and the Stockholders' Representative of their respective obligations pursuant to this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which LION, Merger LLC, TRMS, the Principal Stockholders and the Stockholders' Representative are subject.

5.9      LEGAL PROCEEDINGS

         No order of any Governmental Authority shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or, to the knowledge of TRMS or the Principal Stockholders, threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

5.10     EMPLOYMENT AGREEMENTS

         Each of Berris and Clementson shall have executed and delivered the Employment Agreements substantially in the forms attached hereto as EXHIBIT
5.10.1 and EXHIBIT 5.10.2, respectively. Each of the employees of TRMS identified on SCHEDULE 5.10 hereto shall have accepted employment with LION and shall have executed the LION standard form of Confidentiality and Assignment of Inventions Agreement substantially in the form attached hereto as EXHIBIT 5.10.3, and each such agreement shall be in full force and effect on the Closing Date.

5.11     INVESTOR ACKNOWLEDGMENT

         Each Stockholder shall have executed an Investor Acknowledgment.

5.12     CONSENTS TO MERGER

         SCHEDULE 3.10.2 to the Disclosure Memorandum lists certain agreements, leases, notes or other documents that, by their terms, require consent or waiver to consummate the Merger. Unless otherwise set forth in SCHEDULE 3.10.2 to the Disclosure Memorandum, TRMS shall have received and shall have delivered to LION or its counsel written consents to the Merger or waivers, as applicable, from each of the parties to such agreements, leases, notes or other documents, which consents or waivers, as the case may be, shall be reasonably satisfactory in all respects to LION.

5.13     MERGER CONSIDERATION

         TRMS shall provide LION with a spreadsheet in a form reasonably acceptable to LION detailing (a) the number of shares of TRMS Common Stock held by each Stockholder and (b) the amount of LION Common Stock to be received by each such Stockholder at the Effective Time in accordance with Section 2.5.1 hereof.

5.14     COMPANY'S 401(K) PROFIT SHARING PLAN

         Prior to Closing, TRMS shall take all actions necessary to terminate its 401(k) profit sharing plan, including adoption of any corporate resolutions and plan amendments required to effect termination of the plan.

5.15     REITCO

         REITCO shall have been established in accordance with the terms and conditions set forth in Section 7.9 and REITCO shall have executed and delivered the REITCO Right of First Refusal Agreement.

5.16     COMPANY WORKING CAPITAL

         Estimated Closing Working Capital shall be no less than $300,000.

               ARTICLE 6 - CONDITIONS PRECEDENT TO OBLIGATIONS OF
                       TRMS AND THE PRINCIPAL STOCKHOLDERS

         The obligations of TRMS and each of the Principal Stockholders to perform and observe the covenants, agreements and conditions in this Agreement and the other Operative Documents to be performed and observed by it and him at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by TRMS and the Principal Stockholders:

6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of LION and Merger LLC contained herein and in the other Operative Documents shall have been true and correct in all respects when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

6.2      PERFORMANCE OF AGREEMENTS

         LION and Merger LLC shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or any Operative Document to be performed and complied with by them at or prior to the Closing.

6.3      OPINION OF COUNSEL FOR LION AND MERGER LLC

         TRMS and the Principal Stockholders shall have received the opinion of Stoel Rives LLP, counsel for LION and Merger LLC, dated the Closing Date, in the form attached hereto as EXHIBIT 6.3.

6.4      OFFICER'S CERTIFICATE

         TRMS shall have received a certificate of an officer of LION, dated the Closing Date, in form and substance reasonably satisfactory to TRMS, certifying that the conditions to the obligations of TRMS and the Principal Stockholders set forth in this Article 6 have been fulfilled.

6.5      EMPLOYMENT AGREEMENTS

         Merger LLC shall have executed and delivered the Employment Agreements with the Principal Stockholders in form and substance as attached hereto as EXHIBITS 5.10.1 and 5.10.2.

6.6      PUT AGREEMENT

         LION shall have executed and delivered the put agreement in form and substance as attached hereto as EXHIBIT 6.6, pursuant to which LION grants each Stockholder, other than the Principal Stockholders, on the terms and conditions set forth therein, the right to require LION, commencing on the first anniversary of the Closing Date, to repurchase the number of Merger Shares that each Stockholder received in the Merger at the then-fair market value of such shares, to the extent that such shares cannot be sold in reliance on Rule 144 under the Securities Act.

6.7      LEGAL PROCEEDINGS

         No order of any Governmental Authority shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or, to LION's knowledge, threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

6.8      MATERIAL ADVERSE CHANGE

         Since the date of this Agreement and through the Closing, there shall not have occurred any material adverse change in LION's business operations, assets, liabilities or condition (financial or otherwise). Changes in the trading prices of LION Common Stock shall not be deemed material adverse changes under this Section 6.8.

6.9      APPROVALS AND CONSENTS

         All transfers of Permits and all approvals of or notices to Governmental Authorities, the granting or delivery of which is necessary on the part of LION and Merger LLC for the consummation of the transactions contemplated hereby, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices on the part of LION and Merger LLC referred to in this Agreement shall have been obtained or delivered.

6.10     REITCO

         LION shall have complied with its obligation to purchase REITCO common stock in accordance with Section 7.9 and shall have executed and delivered the REITCO Right of First Refusal Agreement.

6.11     COMPLIANCE WITH LAWS

         The effectiveness of the Merger and the performance by LION, Merger LLC, TRMS, the Principal Stockholders and the Stockholders' Representatives of the obligations hereunder and under the other Operative Documents shall be legally permitted by all laws and regulations to which LION, Merger LLC, TRMS, the Principal Stockholders and the Stockholders' Representatives are subject.

                             ARTICLE 7 - COVENANTS

         Between the date of this Agreement and the Effective Time, the parties covenant and agree as set forth in this Article 7.

7.1      CONDUCT OF BUSINESS BY TRMS PENDING THE MERGER

         Other than to effect the Pre-Closing Distribution or unless LION otherwise agrees in writing, TRMS and the Principal Stockholders covenant and agree to conduct the TRMS Business in and only in, and TRMS and the Principal Stockholders shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law except to the extent that it would not cause a TRMS Material Adverse Effect; and each of TRMS and the Principal Stockholders shall use its and his best efforts to preserve intact the TRMS Business, to keep available the services of the current officers, employees and consultants of TRMS and to preserve the current relationships of TRMS with, and the goodwill of, customers and other Persons with which TRMS has significant business relationships. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, TRMS and the Principal Stockholders shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of
LION:

              (a) amend or otherwise change TRMS's certificate of incorporation or bylaws;

              (b) issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of TRMS, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of TRMS, or (iii) any assets of TRMS, except in the ordinary course of business and in a manner consistent with past practice;

              (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock, other than the Pre-Closing Distribution;

              (d) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation, become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital expenditures in excess of $10,000; or (v) enter into any agreement in which the obligation of TRMS exceeds $10,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution;

              (e) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of TRMS, or establish, adopt, enter into or amend any Employee Benefit Plan, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

              (f) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

              (g) make any Tax election or settle or compromise any Tax liability;

              (h) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

              (i) take any action that would or is reasonably likely to result in any of the representations or warranties of TRMS and the Principal Stockholders set forth in this Agreement being untrue in any material respect, or in any covenant of TRMS or the Principal Stockholders set forth in this Agreement being breached, or in any of the conditions to the Merger specified in
Article 5 not being satisfied; or

              (j) agree to do any of the foregoing.

7.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         Each of TRMS and LION shall, and shall cause its officers, directors, employees and agents to, afford the officers, employees and agents of the other access, during normal business hours and upon reasonable notice, to the officers, employees, agents, offices, books and records of the other and shall furnish the other with all reasonable financial, operating and other data and information as TRMS or LION, through its officers, employees or agents, may reasonably request. The parties shall continue to comply with and to perform their respective obligations under the Mutual Confidentiality Agreement between LION and TRMS entered into as of January 6, 2004.

7.3      NO ALTERNATIVE TRANSACTIONS

         Unless this Agreement shall have been terminated in accordance with its terms, neither TRMS nor the Principal Stockholders shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, TRMS or any business combination with TRMS, or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. TRMS shall notify LION in writing promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such written notice to LION, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

7.4      NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt written notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate and (b) any failure by such party to comply with or satisfy any covenant, condition or agreement to be compiled with or satisfied by it hereunder; provided, however, that the delivery of any written notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available to the parties hereunder.

7.5      FURTHER ACTION; REGULATORY MATTERS

              (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated in this Agreement and the other Operative Documents, including using commercially reasonable efforts promptly to prepare and file (on a confidential basis if requested by the other parties) all necessary documentation, to effect (on a confidential basis if requested by the other parties) all applications, notices, petitions and filings, and to obtain all waivers, licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of all Persons that are necessary or advisable to consummate the transactions contemplated by this Agreement.

              (b) If any required consent of or waiver by any Person (excluding any Governmental Authority) is not obtained prior to the Closing, or if the assignment of any contract would be ineffective or would adversely affect any material rights or benefits thereunder so that LION or Merger LLC would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other, shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended.

              (c) The parties hereto will have the right to review in advance, and will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to LION, Merger LLC or TRMS, as the case may be, which appear in any filing made with, or written materials submitted to, any Person in connection with the transactions contemplated by this Agreement. The parties hereto will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

              (d) The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing also shall promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application. In exercising the foregoing rights and obligations, LION, Merger LLC and TRMS shall act reasonably and as promptly as practicable.

              (e) LION and Merger LLC shall take all commercially reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement, other than those conditions or requirements, in the aggregate, the satisfaction of which by LION and Merger LLC are reasonably likely to result in either a TRMS Material Adverse Effect or a material adverse effect with respect to LION or Merger LLC.

              (f) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of LION, Merger LLC or TRMS to any Governmental Authority in connection with the transactions contemplated by this Agreement.

              (g) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by a Governmental Authority.

7.6      PUBLICITY

         No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby other than the issuance by LION of a press release announcing this Agreement and the transactions contemplated hereby or as required by law.

7.7      EXECUTION OF ALL OPERATIVE DOCUMENTS

         Each party shall execute at or prior to Closing each Operative Document to which he or it is a party.

7.8      LIMITATION ON SALES OF COMPANY COMMON STOCK

         Except as contemplated by this Agreement, neither Principal Stockholder will sell, assign, transfer, pledge, encumber or otherwise dispose of any of his shares of TRMS Common Stock.

7.9      REIT ADVISORY BUSINESS.

         TRMS shall have contributed the assets and assigned the liabilities of TRMS used in and necessary for its REIT advisory business, to REITCO, which shall be owned by all of the Stockholders in the ownership percentages described on SCHEDULE 7.9. REITCO shall have stockholders' equity of not less than $22,250 as of Closing and have no outstanding shares, equity interests, options or other rights to acquire equity other than as set forth on SCHEDULE 7.9. Concurrent with the Closing, (a) REITCO shall authorize the acceptance of subscriptions from and the issuance of REITCO common stock to LION in the amount of 25,000 shares at a per share subscription price of $0.10, pursuant to the stock purchase agreement attached as EXHIBIT 7.9.1 hereto and (b) REITCO and LION shall have executed and delivered the REITCO right of first refusal agreement attached as EXHIBIT 7.9.2 hereto (the "REITCO RIGHT OF FIRST REFUSAL AGREEMENT"), providing for the rights of first refusal, restrictions on transfer and the other rights and obligations with respect to ownership of REITCO capital stock set forth therein.

7.10     TAX COVENANT

         LION, Merger LLC and the Stockholders will not take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

                 ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

              (a) by mutual written consent of TRMS and LION;

              (b) by either TRMS or LION, if the Merger has not been consummated by November 15, 2004; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose willful breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

              (c) by either TRMS or LION, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining LION, Merger LLC, TRMS or the Stockholders from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

              (d) by TRMS, in the event of a material breach by LION or Merger LLC of any representation, warranty or agreement contained herein that has not been cured by November 15, 2004;

              (e) by LION, in the event of a material breach by TRMS or either Principal Stockholder of any representation, warranty or agreement contained herein that has not been cured by November 15, 2004.

8.2      EFFECT OF TERMINATION

         Except as specifically provided in this Section 8.2, in the event of the termination of this Agreement pursuant to Section 8.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from any obligation under the Mutual Confidentiality Agreement between LION and TRMS dated January 6, 2004.

8.3      AMENDMENT; WAIVER

         This Agreement may be amended by an instrument in writing signed by LION, TRMS the Principal Stockholders, and the Stockholders' Representative. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No other course of dealing between or among any of the parties hereto or any delay in exercising any rights pursuant to this Agreement shall operate as a waiver of any rights of any party hereto.

                    ARTICLE 9 - SURVIVAL AND INDEMNIFICATION

9.1      SURVIVAL

         All representations and warranties contained in this Agreement shall survive until the date 18 months after the Effective Time, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 7.4 or otherwise; provided, however, that the representations and warranties of TRMS and the Principal Stockholders contained in Section 3.8 (Taxes) and any claim relating to fraud shall survive the Effective Time until the statute of limitations for the matter addressed in such representation and warranty, and any such claim relating to fraud, expires (the "SURVIVAL PERIOD").

9.2      INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS

         Subject to the limitations set forth in this Article 9, the Principal Stockholders severally shall indemnify and hold LION and its officers, directors and Affiliates (the "LION INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the LION Indemnified Parties for, any and all Losses arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by TRMS or either Principal Stockholder in any Operative Document; (ii) any failure by TRMS or the Principal Stockholders to perform or comply, in whole or in part, with any covenant or agreement in any Operative Document; and (iii) all liability for Taxes of TRMS assessed during or attributable to any taxable period ending on or prior to the Effective Date, and the portion of any taxable period that includes, but does not end on, the Effective Date to the extent such Taxes exceed the reserve for Tax liability set forth on the face of the TRMS Balance Sheet.

9.3      INDEMNIFICATION BY LION

         Subject to the limitations set forth in this Article 9, LION shall indemnify and hold the Stockholders and TRMS's officers, directors and Affiliates (the "TRMS INDEMNIFIED PARTIES") harmless from and against, and shall reimburse TRMS Indemnified Parties for, any and all Losses arising out of or in connection with (a) any inaccuracy in, or misrepresentation or breach of, any representation or warranty made by LION or Merger LLC in any Operative Document, and (b) any failure by LION or Merger LLC to perform or comply, in whole or in part, with any covenant or agreement in any Operative Document.

9.4      PROCEDURE FOR Indemnification

              (a) The Indemnified Party shall give a Claim Notice of any Claim to the indemnifying party (in the case of a Claim against a Principal Stockholder, to the Stockholders' Representative) as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "THIRD PARTY CLAIM"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Article 9, provided, however, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the Claim is based.

              (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.4(b)(ii) hereof shall govern.

                  (ii) The indemnifying party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

              (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days following receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 9.4(c)(ii) hereof shall govern.

                  (ii) The Indemnified Party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

              (d) The amount of any Losses shall be determined net of any amounts that the Indemnified Party recovers under insurance policies, indemnities (other than pursuant hereto) or other reimbursement arrangements with respect to such Losses. Each party waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses.

9.5      RIGHT OF OFFSET

         Subject to the notice requirements and other limitations provided in this Article 9, LION shall have the right to offset any Losses for which a Claim by a LION Indemnified Party has been made pursuant to this Article 9, once such Losses are finally determined to be subject to indemnification hereunder either by agreement of the parties or in a decision of a court of competent jurisdiction, against any amounts payable to the Principal Stockholders under the Notes. LION also shall have the right, in the event of any breach by Berris or Clementson of such Principal Stockholder's covenants and obligations under
Section 5.10 hereof or such Principal Stockholder's employment agreement, to offset any Losses resulting from such breach against any amounts payable to such Principal Stockholder pursuant to his Note.

9.6      THRESHOLDS AND LIMITATIONS

              (a) The LION Indemnified Parties shall be not entitled to receive any indemnification payment with respect to any claims for indemnification under this Article 9 unless the amount of the Losses in question exceed $25,000 (the "LOSS THRESHOLD"); provided, however, that once such Losses exceed the Loss Threshold, such LION Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses from the first dollar.

              (b) The TRMS Indemnified Parties shall be not entitled to receive any indemnification payment with respect to any claims for indemnification under this Article 9 unless the amount of the Losses in question exceed the Loss Threshold; provided, however, that once such Losses exceed the Loss Threshold, such TRMS Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses from the first dollar.

              (c) Except for Losses based on fraud, the aggregate total liability of the Principal Stockholders pursuant to this Article 9 shall be limited to an amount equal to 25% of the Purchase Price (the "INDEMNIFICATION CAP").

              (d) Except for Losses based on fraud, the aggregate total liability of LION pursuant to this Article 9 shall be limited to the amount of the Indemnification Cap.

              (e) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the Survival Period or other applicable time limitation described in Section 9.1, except that indemnity may be sought after the expiration of the Survival Period or other applicable time limitation if a Claim Notice shall have been delivered to the Stockholders' Representative prior to the expiration of such time period.

              (f) Except for Losses based on fraud, (i) the obligations of the Principal Stockholders to indemnify the LION Indemnified Parties under this
Article 9 shall be the sole and exclusive remedy of the LION Indemnified Parties under the Operative Documents against the Principal Stockholders, and (ii) the obligations of LION to indemnify TRMS Indemnified Parties under this Article 9 shall be the sole and exclusive remedy of TRMS Indemnified Parties under the Operative Documents against LION.

ARTICLE 10 -                                              OTHER AGREEMENTS

10.1     TAX MATTERS

         Unless otherwise required by law, the parties hereto shall treat the Merger as a reorganization under Section 368(a) of the Code and the underlying regulations for all Tax reporting purposes.

10.2     STOCKHOLDERS' REPRESENTATIVE

              (a) Each Principal Stockholder, by executing this Agreement, and each other Stockholder, by approving this Agreement and the transactions contemplated hereby, irrevocably authorize and appoint Berris, as Stockholders' Representative, with full power of substitution and resubstitution, as such stockholder's agent and attorney-in-fact for the purposes contemplated herein.

              (b) The Stockholders' Representative shall have the full power, authority and right to perform, do and take any and all actions he deems necessary or advisable to carry out the purposes of Sections 2.6, 2.7 and
Article 9 of this Agreement. Such actions include the power to amend, modify or waive any agreement in the name of each Principal Stockholder as if such Principal Stockholder had himself amended, modified or waived such agreement; provided that the Stockholders' Representative shall have no power to amend, modify or waive any term of this Agreement, the effect of which would reduce the amount or change the type of consideration to be received by any Stockholder in respect of the Merger unless the affected Stockholder shall so agree. In particular, but not by way of limitation, the Stockholders' Representative shall have the power to make and carry out decisions under this Agreement and the other Operative Documents on behalf of each Principal Stockholder and to sign documents and make filings on behalf of each Principal Stockholder as if such Principal Stockholder had himself signed or filed such document. The Stockholders consent to the taking by the Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement.

              (c) The Stockholders' Representative hereby agrees to negotiate, enter into settlements and compromises of claims, including third-party claims, to comply with orders of courts and awards of arbitrators with respect to such claims, resolve any claim made pursuant to Article 9 hereof, take all actions necessary in his judgment for the accomplishment of the foregoing, and hereby accepts his appointment as the Stockholders' Representative for purposes of
Article 9. The LION Indemnified Parties shall be entitled to deal exclusively with the Shareholders' Representative on all matters relating to Article 9 and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of a Principal Stockholder by the Stockholders' Representative, and on any other action taken or purported to be taken on behalf of any Stockholders by the Stockholders' Representative, as fully binding upon such Stockholder.

              (d) The Stockholders' Representative may resign at any time. Upon such resignation, the other Principal Stockholder shall replace such resigning Stockholders' Representative with the same powers and duties as such resigning Stockholders' Representative.

              (e) If the Stockholders' Representative or any successor shall die or become unable to act as the Stockholders' Representative, a replacement shall promptly be appointed by a writing signed by the other Principal Stockholder.

10.3     POST-CLOSING OPERATIONS

         (a) It is the intention of LION that after Closing the TRMS Business will be operated through Merger LLC and will be combined with LION's operations that support its Pipeline Tools product to vertically integrate the product line and necessary support. LION also intends that TRMS's employees and operations will be combined with LION's existing operations in California.

         (b) After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, shall take any further actions reasonably necessary or desirable to carry out the purposes of any Operative Document, to vest in Surviving LLC full title to all properties, assets and rights of TRMS, and to effect the issuance of the Merger Shares to the Stockholders pursuant to the terms and conditions hereof.

10.4     MEGA MORTGAGE CLAIM

         Prior to the Closing, TRMS has distributed to the Stockholder (separate from the Pre-Closing Distribution), a claim of TRMS against Mega Capital Funding, Inc. ("Mega") for a receivable due to TRMS from Mega (the "Mega Claim"). TRMS and the Principal Stockholders have entered into a Nominee Agreement in the form of Exhibit 10.4 (the "Nominee Agreement"), pursuant to which TRMS has agreed to hold, as a nominee for the Stockholders (via the Principal Stockholders, as Principal) the Mega Claim. At the Closing Surviving LLC shall succeed to and assume all of the rights and obligations of TRMS under the Nominee Agreement.

                              ARTICLE 11 - GENERAL

11.1     EXPENSES

         Each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of the Operative Documents, including legal and accounting fees and expenses; provided, however, that the attorneys' fees and expenses of the prevailing party in any action brought hereunder shall be paid by the other party to such action.

11.2     NOTICES

         Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO LION AND LION ACQ. LLC:

                  LION, Inc.
                  4700 - 42nd Ave. S.W.
                  Suite 430
                  Seattle, WA 98116
                  Fax:  (206) 577-1441
                  Attention:  Randall D. Miles, Chairman and CEO

                  with a copy to:

                  Stoel Rives LLP
                  600 University Avenue, Suite 3600
                  Seattle, Washington 98101
                  Fax:  (206) 386-7500
                  Attention:  Christopher J. Voss

         TO TRMS:

                  Tuttle Risk Management Services Inc.
                  4040 Civic Center Drive, Suite 540
                  San Rafael, California  94903

                  Fax:  (415) 462-7505

                  Attention:  Mr. Anthony Berris

         TO THE STOCKHOLDERS' REPRESENTATIVE:

                  Mr. Anthony Berris
                  c/o Tuttle Risk Management Services LLC
                  4040 Civic Center Drive, Suite 540
                  San Rafael, California 94903

                  Fax:  (415) 462-7505

         in the case of TRMS and the Stockholders' Representative, with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  2000 University Avenue
                  East Palo Alto, California  94303

                  Fax: (650) 833-2001
                  Attention:  Craig M. Tighe

11.3     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.4     ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger LLC's rights and obligations may be assigned to and assumed by LION or any other corporation wholly-owned (directly or through intermediate wholly-owned subsidiaries) by LION.

11.5     PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.6     GOVERNING LAW; VENUE

         Except for the mandatorily applicable provisions of Delaware Law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

11.7     OTHER REMEDIES; SPECIFIC PERFORMANCE

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon any party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by any party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.

11.8     INTERPRETATION; SCHEDULES

         Unless the context otherwise requires, references in this Agreement to Articles, Sections, Schedules and Exhibits refer to the Articles and Sections of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to dollar amounts contained in this Agreement shall mean United States dollars. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The Schedules and Exhibits to this Agreement, including the Disclosure Memorandum, constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein.

11.9     KNOWLEDGE

         Representations and warranties made in this Agreement that are qualified "to the knowledge of TRMS and the Principal Stockholders" mean that there is no fact or circumstance contrary to such representation or warranty within the actual knowledge of Berris and Clementson, after reasonable inquiry.

11.10    ENTIRE AGREEMENT

         This Agreement, the other Operative Documents and the Mutual Confidentiality Agreement, dated January 6, 2004, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

11.11    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement of Merger as of the date and year first above written.

                                      LION, INC.



                                      /s/ RANDALL MILES
                                      -----------------
                                      By: Randall Miles
                                      Its: Chairman and Chief Executive Officer


                                      LION ACQ. LLC



                                      /s/ RANDALL MILES
                                      -----------------
                                      By: Randall Miles
                                      Its: Chief Executive Officer

                                      TUTTLE RISK MANAGEMENT SERVICES, INC.



                                      ------------------------------------------

                                      By: /s/ ANTHONY BERRIS
                                      Its: PRESIDENT


                                      PRINCIPAL STOCKHOLDERS



                                      /s/ ANTHONY BERRIS
                                      ------------------------------------------
                                      Anthony Berris



                                      /s/ SERN CLEMENTSON
                                      ------------------------------------------
                                      Sern Clementson



                                      STOCKHOLDERS' REPRESENTATIVE


                                      /s/ ANTHONY BERRIS
                                      ------------------------------------------
                                      Anthony Berris

                         LIST OF EXHIBITS NOT PROVIDED *

     2.3.1    -    Form of Certificate of Merger (Delaware)
     2.3.2    -    Form of Articles of Merger (Washington)
     2.5.2    -    Letter of Transmittal
     5.3      -    Opinion of Counsel for TRMS and the Principal Stockholders
     5.10.2   -    Clementson Employment Agreement
     5.10.3   -    LION Confidentiality and Inventions Agreement
     5.11     -    Investor Questionnaire and Acknowledgement
     6.3      -    Opinion of Counsel for LION and Merger LLC
     7.9.1    -    REITCO Stock Purchase Agreement
     7.9.2    -    REITCO Right of First Refusal Agreement


                        LIST OF SCHEDULES NOT PROVIDED *

     2.4      -    Directors and Officers of Surviving LLC
     3        -    Disclosure Memorandum
     5.10     -    TRMS Employees
     7.9      -    REITCO Ownership


* LION, Inc. agrees to furnish copies of these Exhibits and Schedules to the Securities and Exchange Commission upon request.



                                       1